Exhibit 99.2

Condensed Consolidated Balance Sheet of

Quicksilver Gas Services GP LLC

As of June 30, 2009

DEFINITIONS

As used in this report, unless the context otherwise requires:

 “Btu” means British Thermal units, a measure of heating value
“EBITDA” means earnings before interest, taxes, depreciation and accretion
“LIBOR” means London Interbank Offered Rate
 “MMBtu” means million Btu
 “Mcf” means thousand cubic feet
 “NGL” or “NGLs” means natural gas liquids

COMMONLY USED TERMS

Other commonly used terms and abbreviations include:

“AICPA” means the American Institute of Certified Public Accountants
 “FASB” means the Financial Accounting Standards Board, which promulgates accounting standards
“GAAP” means Generally Accepted Accounting Principles in the United States
“Gas Gathering and Processing Agreement” means the Sixth Amended and Restated Gas Gathering and Processing Agreement, dated September 1, 2008, among Quicksilver Resources Inc., Cowtown Pipeline Partners L.P. and Cowtown Gas Processing Partners L.P.
“General Partner” means Quicksilver Gas Services GP LLC, a Delaware limited liability company, which is owned by Quicksilver
“IPO” means our initial public offering completed on August 10, 2007
“KGS Predecessor” means prior to the IPO, collectively Cowtown Pipeline L.P., Cowtown Pipeline Partners L.P., Cowtown Gas Processing L.P. and Cowtown Gas Processing Partners L.P.
 “Lake Arlington Gas Gathering Agreement” means the Amended and Restated Gas Gathering Agreement, dated September 1, 2008, among Quicksilver Resources Inc. and Cowtown Pipeline L.P. and subsequently assigned to Cowtown Pipeline Partners L.P.
“Omnibus Agreement” means the Omnibus Agreement, dated August 10, 2007, among Quicksilver Gas Services LP, Quicksilver Gas Services GP LLC and Quicksilver Resources Inc., as amended
 “Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Quicksilver Gas Services LP, dated February 19, 2008
“Quicksilver” means Quicksilver Resources Inc. and its subsidiaries
“Quicksilver Counties” means Hood, Somervell, Johnson, Tarrant, Hill, Parker, Bosque and Erath Counties in Texas
“SEC” means the United States Securities and Exchange Commission
“SFAS” or “Statement” means Statement of Financial Accounting Standards issued by the FASB

QUICKSILVER GAS SERVICES GP LLC
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
AT JUNE 30, 2009
(Dollars in thousands)

ASSETS
Current assets
Cash and cash equivalents	$582
Accounts receivable	583
Accounts receivable from Quicksilver	1,317
Prepaid expenses and other current assets	577
Total current assets	3,059

Property, plant and equipment, net	507,462
Other assets	1,731
$512,252

LIABILITIES AND EQUITY
Current liabilities
Current maturities of debt	$1,925
Accrued additions to property, plant and equipment	10,105
Accounts payable and other	3,392
Total current liabilities	15,422

Long-term debt	195,900
Note payable to Quicksilver	52,817
Repurchase obligations to Quicksilver	133,443
Asset retirement obligations	8,898
Deferred income tax liability	580
Commitments and contingent liabilities

Net member's capital	1,999
Noncontrolling interests	103,193
Total equity	105,192
$512,252

See Notes to Condensed Consolidated Balance Sheet.

QUICKSILVER GAS SERVICES GP LLC
NOTES TO CONDENSED CONSOLIDATED BALANCE SHEET
AT JUNE 30, 2009 (UNAUDITED)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization — Quicksilver Gas Services GP LLC (“QGSGP” or the “General Partner”) is a Delaware limited liability company formed in January 2007 to become the general partner of Quicksilver Gas Services LP (“KGS” or the “Partnership”). The business purpose of QGSGP is to manage the affairs and operations of KGS.  KGS is a publicly traded master limited partnership, the registered common units of which are listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “KGS.”  QGSGP owns a 1.9% general partner interest in KGS, which conducts substantially all of its business.  QGSGP has no independent operations and no material assets outside those of KGS.  QGSGP is a wholly-owned subsidiary of Quicksilver.

Unless the context requires otherwise, references to “QGSGP,” “KGS,” “we,” “us,” “our” or “the Company” are intended to mean and include the business and operations of QGSGP, as well as its consolidated subsidiaries, which include KGS and its consolidated subsidiaries.

Neither KGS nor the General Partner has any employees. Employees of Quicksilver have been seconded to QGSGP pursuant to a services and secondment agreement. The seconded employees, including field operations personnel, general and administrative personnel and a vice president, operate or directly support KGS’ gathering and processing assets.

Description of Business — We are engaged in gathering and processing natural gas and NGLs produced from the Barnett Shale formation in the Fort Worth Basin located in Texas. We provide services under contracts, whereby we receive fees for performing the gathering and processing services. We do not take title to the natural gas or associated NGLs that we gather and process and therefore avoid direct commodity price exposure.

KGS owns the following:

•	The Cowtown System, located in the southern portion of the Fort Worth Basin, which includes:

•	the Cowtown Pipeline, consisting of a pipeline gathering system and gas compression facilities. This system gathers natural gas produced by KGS’ customers and delivers it for processing;

•
the Cowtown Plant, consisting of a 125 MMcfd natural gas processing unit and a 75 MMcfd natural gas processing unit that extract NGLs from the natural gas stream and deliver customers’ residue gas to unaffiliated pipelines for transport downstream; and

•
the Corvette Plant, placed into service during the first quarter of 2009, consisting of a 125 MMcfd natural gas processing unit that extracts NGLs from the natural gas stream and delivers customers’ residue gas to unaffiliated pipelines for transport downstream.

•
The Lake Arlington Dry System, located in Tarrant County, Texas, purchased from Quicksilver in the fourth quarter of 2008, which consists of a pipeline gathering system and a gas compression facility. This system gathers natural gas produced by KGS’ customers and delivers it to unaffiliated pipelines for transport downstream.

As more fully described in Note 2, KGS’ financial statements also include the results of operations of the Hill County Dry System, located in the southern portion of the Fort Worth Basin. This system consists of a pipeline gathering system and a gas compression facility that deliver customers’ gas to unaffiliated pipelines for transport downstream.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The accompanying condensed consolidated balance sheet and related notes present the financial position of KGS’ natural gas gathering and processing assets. This unaudited condensed consolidated balance sheet includes the accounts of the Partnership and has been prepared in accordance with GAAP. In management’s opinion all adjustments and eliminations of intercompany balances necessary to fairly present the Partnership’s financial position for the period presented have been made. All such adjustments are of a normal and recurring nature. As permitted by SEC rules, certain disclosures normally included in financial statements have been condensed or omitted.

Use of Estimates — The preparation of the financial statements in accordance with GAAP requires management to make estimates and judgments that affect the reported amount of assets, liabilities, revenue and expenses and disclosure of contingent assets and liabilities that exist as of the date of the financial statements. Estimates and judgments are based on information available at the time such estimates and judgments are made. Although management believes the estimates are appropriate, actual results can differ from those estimates.

Repurchase Obligations to Quicksilver — On June 5, 2007, KGS Predecessor sold pipeline and gathering assets to Quicksilver with KGS having either the obligation or option to repurchase the pipelines and gathering assets at a future date.

Assets that are currently subject to repurchase from Quicksilver consist of the following:

Cowtown Pipeline — KGS has the option to purchase certain laterals connected to the Cowtown Pipeline from Quicksilver at their original construction cost. Quicksilver provided notice to KGS during April 2009 that assets with an original construction cost of $62.5 million were available for purchase. These assets are included in the repurchase obligation to Quicksilver with an aggregate amount of $68.4 million, including accrued interest. KGS has two years from the date of notice to exercise our repurchase option on these assets. We have not determined which assets we will exercise our repurchase option for or the exact timing for completing the repurchase.

Hill County Dry System — KGS is obligated to purchase the Hill County Dry System from Quicksilver at its fair market value. These assets are included in the repurchase obligation to Quicksilver with an aggregate amount of $65.0 million, including accrued interest. KGS has two years from the date it receives notice from Quicksilver that the system is complete and has commenced commercial service to repurchase the Hill County Dry System.

The following table summarizes the assets subject to repurchase rights and obligations at June 30, 2009:

	Repurchase Obligation (1)	KGS Repurchase
	(In millions)
Cowtown Pipeline	$68.4	Optional at construction cost
Hill County Dry System	65.0	Obligatory at fair value
	$133.4
____________

(1)	Quicksilver expects capital expenditures of approximately $4 million for the remainder of 2009 for assets subject to the repurchase obligations.

These assets’ conveyance to Quicksilver on June 5, 2007 was not treated as a sale for accounting purposes because KGS operates them and intends to repurchase them. Accordingly, the original cost and subsequently incurred costs are recognized in both KGS’ property, plant and equipment and our repurchase obligations to Quicksilver. KGS’ results of operations include the revenue and expenses for these operations and similar treatment was applied to the Lake Arlington Dry System that was purchased from Quicksilver during 2008. For the six months ended June 30, 2009, KGS recognized $2.6 million of interest expense associated with the repurchase obligations to Quicksilver based on a weighted-average interest rate of 3.96%.

In August 2009, KGS’ board of directors decided that it would not purchase certain Cowtown Pipeline Assets with an original cost of approximately $57 million.  The decision to decline the purchase of these assets will be recognized in 2009 as a reduction to the repurchase obligation.

Impairment of Long-Lived Assets — KGS reviews its long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an asset’s estimated future cash flows will not be sufficient to recover its carrying amount, an impairment charge will be recorded to reduce the carrying amount for the asset to its estimated fair value if such carrying amount exceeds the fair value.

Recently Issued Accounting Standards Affecting KGS

Pronouncements Implemented

SFAS No. 141 (revised 2007), Business Combinations, “SFAS No. 141(R)” was issued in December 2007. SFAS No. 141(R) replaces SFAS No. 141, Business Combinations, while retaining its fundamental requirements that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS No. 141(R) defines the acquirer as the entity that obtains control in the business combination and it establishes the criteria to determine the acquisition date. The Statement also requires an acquirer to recognize the assets acquired and liabilities assumed measured at their fair values as of the acquisition date. In addition, acquisition costs are required to be recognized separately from the acquisition. We adopted the Statement on January 1, 2009, and will apply it to acquisitions completed after that date, none of which have occurred.

SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51 was issued in December 2007. The Statement amends prior standards to establish accounting and reporting standards for the noncontrolling interest in a subsidiary (previously referred to as “minority interest”) and for the deconsolidation of a subsidiary. SFAS No. 160 clarifies that a noncontrolling interest is an ownership interest in the consolidated entity that should be reported as a component of equity in the consolidated financial statements. The Statement also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the Parent and noncontrolling interest. Additionally, SFAS No. 160 establishes a single method for accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation. We retrospectively adopted the Statement on January 1, 2009, which resulted in the reclassification of the minority interest liability of $103.7 million to Equity.

In February 2008, the FASB issued FSP FAS 157-2, Effective Date of FASB Statement No. 157 (“FSP FAS 157-2”), which granted a one-year deferral of the effective date of SFAS No. 157 as it applies to non-financial assets and liabilities that are recognized or disclosed at fair value on a nonrecurring basis (e.g. those measured at fair value in a business combination and asset retirement obligations). Beginning January 1, 2009, we applied SFAS No. 157 to non-financial assets and liabilities.

The FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, (“SFAS No. 161”) in March 2008. Under SFAS No. 161, companies are required to disclose the fair value of all derivative and hedging instruments and their gains or losses in tabular format and information about credit risk-related features in derivative agreements, counterparty credit risk, and its strategies and objectives for using derivative instruments. We adopted SFAS No. 161 beginning January 1, 2009, without impact based upon the absence of derivative instruments.

      Effective January 1, 2009, the Company adopted Emerging Issues Task Force (“EITF”) Issue No. 07-4, Application of the Two — Class Method under FASB Statement No. 128, Earnings per Share, to Master Limited Partnerships (“EITF 07-4”). EITF 07-4 addresses how master limited partnerships should calculate earnings per unit using the two-class method in SFAS No. 128, “Earnings per Share” and how earnings of a master limited partnership should be allocated among its general partner, limited partners and other participating securities.  The adoption of EITF 07-4 did not have a significant impact to 2009 or prior allocation of earnings, presentation, or disclosures.

In May 2008, the FASB issued Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”), which clarifies that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) are not addressed by existing GAAP. In addition, FSP APB 14-1 indicates that issuers of such instruments should separately account for the liability and equity components in a manner reflecting the entity’s nonconvertible debt borrowing rate when interest cost is recognized in periods after issuance. We adopted FSP APB 14-1 on January 1, 2009, without impact on KGS in current or prior periods.

The FASB issued FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payments Transactions Are Participating Securities (“FSP EITF 03-6-1”) in June 2008. Under FSP EITF 03-6-1, unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. Our adoption of FSP EITF 03-6-1 on January 1, 2009 had no impact.

The FASB issued SFAS No. 165, Subsequent Events, (“SFAS No. 165”) in May 2009 and the Statement became effective for us and we adopted it for the quarter ended June 30, 2009. SFAS No. 165 established general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued by public entities. It mirrors the existing guidance for subsequent events that was established by the AICPA.  We carried out an evaluation of subsequent events through September 1, 2009, which is the date the financial statements were filed with the SEC.

Pronouncements Not Yet Implemented

The FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“SFAS No. 168”) in July 2009. The codification provides a single source of authoritative GAAP in the United States, except for accounting rules promulgated by the SEC. It retains existing GAAP and will have no effect on our financial statements upon adoption, which will occur on September 30, 2009.

3. PARTNERS’ CAPITAL AND DISTRIBUTIONS

The KGS Partnership Agreement requires that within 45 days after the end of each quarter, KGS distribute all of its “available cash” (as defined in the KGS Partnership Agreement) to unitholders of record on the applicable record date selected by the General Partner.

The following table presents cash distributions for 2009

Payment Date	Attributable to the Quarter Ended	Per Unit Distribution (1)	Total Cash Distribution
			(In millions)
August 14, 2009 (2)	June 30, 2009	$0.370	$9.1
May 15, 2009 (2)	March 31, 2009	$0.370	$9.1
February 13, 2009 (2)	December 31, 2008	$0.370	$9.1

(1)	Represents common and subordinated unitholders

(2)	Total cash distribution includes an Incentive Distribution Rights amount of approximately $90,000 to the General Partner

4. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following (in thousands):

June 30, 2009
Gathering and transportation systems	$203,113
Processing plants	280,791
Construction in progress — plant	—
Construction in progress — pipeline	12,354
Rights-of-way and easements	44,074
Land	1,321
Buildings and other	2,372
544,025
Accumulated depreciation	(36,563)
Net property, plant and equipment	$507,462

5. RELATED-PARTY TRANSACTIONS

KGS routinely conducts business with Quicksilver and its affiliates. For a more complete description of our agreements with Quicksilver, see Note 2 and Note 11 to the consolidated financial statements in our 2008 Annual Report on Form 10-K.

During the six months ended June 30, 2009, Quicksilver accounted for more than 90% of our total revenue. All cash disbursements for our operations and maintenance expenses and general and administration expenses for the six months ended June 30, 2009 were paid to Quicksilver, which processes such amounts on our behalf.

In June 2009, KGS entered into an agreement with Quicksilver in which KGS waived its right to purchase midstream assets located in and around the Alliance Airport area in Tarrant County, Texas (the “Alliance Midstream Assets”). The agreement permitted Quicksilver to own and operate the Alliance Midstream Assets and granted KGS an option at fair market value and a right of first refusal to purchase the Alliance Midstream Assets and additional midstream assets located in Denton County, Texas. As of June 30, 2009, assets subject to this agreement have a recognized cost of approximately $53 million.

6. LONG-TERM DEBT

Long-term debt consisted of the following (in thousands):

June 30, 2009
Credit Agreement	$195,900
Subordinated Note to Quicksilver	54,742
250,642
Current maturities of debt	(1,925)
Long-term debt	$248,717

At June 30, 2009, the lenders’ commitments under our credit agreement were $235 million and may be further increased to as much as $350 million with lender approval. Based on our results through June 30, 2009, our total borrowing capacity is $235 million. The weighted-average interest rate as of June 30, 2009 was 1.82%.

7. ASSET RETIREMENT OBLIGATIONS

As of June 30, 2009, no assets are legally restricted for use in settling asset retirement obligations. Activity for asset retirement obligations follows:

Six Months Ended June 30, 2009
(In thousands)
Beginning asset retirement obligations	$5,234
Additional liability incurred	3,486
Accretion expense	178
Ending asset retirement obligations	$8,898

8. COMMITMENTS AND CONTINGENT LIABILITIES

In February 2009, McGuffy Energy Services, L.P. (“McGuffy”) filed a lawsuit against us and subsequently added Quicksilver as a party. McGuffy alleges, among other things, claims for breach of contract, fraud and negligent misrepresentation arising from a written agreement by which McGuffy was retained to provide certain engineering and construction services for KGS’ Corvette Plant. McGuffy further seeks to foreclose on a $3.2 million lien that it filed on the Corvette Plant. KGS disputes the amounts claimed by McGuffy and asserts a number of defenses to McGuffy’s claims, including that payments to McGuffy must be withheld as demanded by McGuffy’s unpaid subcontractors. In March 2009, we filed a lawsuit against McGuffy seeking damages and declaratory relief for the disputes between KGS and McGuffy. The McGuffy subcontractors that made demands on KGS were also named as parties. Several of the subcontractor defendants have filed counterclaims against us seeking to foreclose on their purported liens. Through June 30, 2009 we have recognized $2.9 million of the disputed amounts as a part of the Corvette Plant construction costs. In July and August 2009, KGS entered into settlement agreements with McGuffy and its subcontractors.  KGS recognized $3.2 million in settlement of all claims related to the construction of the Corvette Plant.

9. INCOME TAXES

No provision for federal income taxes related to KGS’ results of operations is included in the accompanying unaudited condensed consolidated interim financial statements as such income is taxable directly to our unitholders.

Note 9, Income Taxes, in the consolidated financial statements in our 2008 Annual Report on Form 10-K contains more information about our income taxes.

10. EQUITY PLAN

Awards of phantom units have been granted under KGS’ 2007 Equity Plan, which permits the issuance of up to 750,000 units. The following table summarizes information regarding the phantom unit activity:

	Payable in cash		Payable in units
	Units	Weighted Average Grant Date Fair Value	Units	Weighted Average Grant Date Fair Value
Unvested phantom units — January 1, 2009	60,319	$21.63	139,918	$25.15
Vested	(1,150)	13.76	(49,789)	25.25
Issued	920	13.40	405,428	10.06
Cancelled	(5,973)	21.36	(8,284)	17.03
Unvested phantom units — June 30, 2009	54,116	$21.68	487,273	$12.72

At January 1, 2009, KGS had total unvested compensation expense of $2.3 million related to phantom units. KGS recognized compensation expense of approximately $1.3 million during the six months ended June 30, 2009, including $0.2 million related to Quicksilver equity grants issued to employees seconded to KGS. Grants of phantom units during the six months ended June 30, 2009 had an estimated grant date fair value of $4.1 million. KGS has unearned compensation expense of $3.5 million at June 30, 2009 that will be recognized in expense through June 2011. Phantom units that vested during the six months ended June 30, 2009 had a fair value of $1.3 million on their vesting date.

On January 2, 2009, KGS awarded annual equity grants totaling 405,428 phantom units to the non-management directors, executive officers of KGS’ General Partner and employees seconded to KGS. Each phantom unit will settle in KGS units and had a grant date fair value of $10.06, which will be recognized over the vesting period of three years. At June 30, 2009, 212,901 units were available for issuance under the 2007 Equity Plan.

Note 10, Equity Plan, in the consolidated financial statements in our 2008 Annual Report on Form 10-K contains a more complete description of KGS’ Equity Plan.